Exhibit 5.1

[letterhead]
                                 PEABODY & BROWN
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               101 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1832
                                 (617) 345-1000
                                     ------

WRITER'S DIRECT DIAL NUMBER        FAX: (617) 345-1300           MANCHESTER, NH
(617) 345-1103                           ________                PROVIDENCE, RI
                               http://www.peabodybrown.com       WASHINGTON, DC




                                  July 31, 1997



Berkshire Realty Company, Inc.
470 Atlantic Avenue
Boston, MA 02210

Gentlemen:

       You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the purposes of registering up to an aggregate of $400,000,000 of Offered Securities (as that term is defined in the Registration Statement) of Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), to be sold by the Company from time to time as described in the Registration Statement.

       We have acted as counsel for the Company in connection with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

       1. the Registration Statement and the prospectus filed therewith (the "Prospectus") and all exhibits thereto;

       2. a copy of the Company's Restated Certificate of Incorporation, as amended to date;

       3      a copy of the Company's Bylaws; and

       4. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

       In examining all documents, we have assumed the genuineness of all signatures thereon, the accuracy of all statements contained therein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

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furnished to us as certified or photographic copies., and the completeness of all documents furnished to us. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein. With respect to the latter assumption, nothing has come to our attention giving us reasonable grounds to question the correctness of such assumption.

       Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution," as that term is defined in the Registration Statement) and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution (which consideration is not less than the $.01 par value per share in the case of Common Stock or Preferred Stock), the Offered Securi-ties will be legally issued, fully paid and nonassessable and, in the case of Securities Warrants and Debt Securities, binding obligations of the Company.

       The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

       Our opinion is subject to the following qualifications and limitations:

         i. The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and to equitable principles limiting the availability of equitable remedies on the enforceability of contracts, agreements and instruments.

        ii. We express no opinion as to the laws of any state or jurisdiction other than the federal laws of the United States and the laws of The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

       iii. The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

       This opinion is furnished by us solely for your benefit and is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part without our prior written consent.


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       We consent to the reference to our firm name under the caption LEGAL
MATTERS in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                       Very truly yours,

                                                       /s/ Peabody & Brown

                                                       PEABODY & BROWN